UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

OTIS WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code
(860) 674-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OTIS	New York Stock Exchange
0.318% Notes due 2026	OTIS/26	New York Stock Exchange
2.875% Notes due 2027	OTIS/27	New York Stock Exchange
0.934% Notes due 2031	OTIS/31	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Chief Operating Officer

On January 13, 2026, the Board of Directors appointed Enrique Miñarro Viseras to serve as Chief Operating Officer, effective January 16, 2026. Mr. Miñarro Viseras, 48, has worked at the Company since October 2023 as its President, Otis EMEA (including serving from May 2025 to December 2025 as its President, Otis EMEA & Latin America). Prior to that, Mr. Miñarro Viseras served at Ingersoll Rand as Senior Vice President and General Manager, Global Precision and Science Technologies in 2023 and Senior Vice President and General Manager, Industrial Technologies & Services EMEIA and Pressure & Vacuum Solutions from 2020 to 2023. There are no family relationships between Mr. Miñarro Viseras and any director, director nominee, or executive officer of the Company, and Mr. Miñarro Viseras does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Operating Officer, the Company entered into an offer letter with Mr. Miñarro Viseras summarizing the terms of his employment and compensation. Pursuant to the offer letter, effective as of his appointment, Mr. Miñarro Viseras’ base salary will be increased to $820,000, and his annual short-term incentive target will be increased to 120% of his base salary under the Company’s Executive Short-Term Incentive Plan. Mr. Miñarro Viseras will be eligible to receive an annual equity award commencing with fiscal year 2026 with a target value of $3,500,000 under the Company’s 2020 Long-Term Incentive Plan, as amended and restated as of January 1, 2024. Annual equity award grant values may vary from year-to-year based on individual and Company performance. Mr. Miñarro Viseras will continue to be entitled to participate in the Company’s compensatory and benefit plans and arrangements generally made available to the Company’s other executive leadership group members, including an annual financial counseling reimbursement for up to $16,000 and an annual executive health exam.

Mr. Miñarro Viseras is currently a party to an employment agreement with a subsidiary of the Company; on January 13, 2026, the Compensation Committee of the Board of Directors approved an amendment to this employment agreement to reflect the compensatory terms of the offer letter.

The foregoing description of Mr. Miñarro Viseras’ offer letter is qualified in its entirety by reference to the offer letter, which is attached as Exhibit 10.1 to this report and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated January 14, 2026, between Enrique Miñarro Viseras and Otis Worldwide Corporation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OTIS WORLDWIDE CORPORATION
(Registrant)

Date: January 20, 2026	By:	/s/ Susan Brown Grady
Name: Susan Brown Grady
Title: Senior Vice President, Corporate Secretary